                                                                    EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

                                    BETWEEN


                                  FVC.COM, INC.


                                       AND


                          VULCAN VENTURES INCORPORATED











                                  June 8, 2000

                            STOCK PURCHASE AGREEMENT


        This STOCK PURCHASE AGREEMENT is made as of June 8, 2000 between FVC.COM, INC. (the "COMPANY"), a corporation organized under the laws of the State of Delaware, and VULCAN VENTURES INCORPORATED, a corporation organized under the laws of the State of Washington ("PURCHASER").

        WHEREAS, the Company wishes to sell to Purchaser 27,437 shares of the Company's Series A Convertible Preferred Stock, $.001 par value (the "SERIES A PREFERRED STOCK"), on the terms and conditions hereinafter provided; and

        WHEREAS, as an inducement to Purchaser to enter into this Agreement, the Company is willing to issue to Purchaser the Vulcan Warrant (as defined below).

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the Company and Purchaser agree as follows:

        1. Purchase and Sale of Shares. On the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, (i) 27,437 shares (the "SHARES") of Series A Preferred Stock and (ii) a warrant covering 850,000 shares of Common Stock, exercisable at any time prior to the fifth anniversary of the date of this Agreement at a purchase price of $7.00 per share, pursuant to the terms of the warrant attached hereto as Exhibit A (the "VULCAN WARRANT"), for an aggregate purchase price of $27,437,000. The Series A Preferred Stock shall have the terms designated in the Certificate of Designation of Series A Convertible Preferred Stock attached hereto as Exhibit B (the "CERTIFICATE OF DESIGNATION"). The Shares shall be shares of Series A Preferred Stock designated "Series A Convertible Preferred Stock."

        2. Closing; Deliveries. The closing of the purchase and sale of the Shares (the "CLOSING") shall occur at the offices of Irell & Manella LLP ("I&M"), 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, concurrently with the execution of this Agreement. At the Closing, the Company shall deliver to Purchaser (a) one or more stock certificates evidencing the Shares registered in the name of Purchaser and (b) the Vulcan Warrant and Purchaser shall pay to the Company the purchase price for the Shares and the Vulcan Warrant of $27,437,000 by check or wire transfer. At the Closing, (i) the parties will also duly execute and deliver the Registration Rights Agreement in the form of Exhibit C hereto (the "REGISTRATION RIGHTS AGREEMENT"); (ii) Purchaser shall receive an opinion from Cooley Godward LLP as to certain matters, substantially in the form of Exhibit D hereto; and (iii) the Company shall receive an opinion from I&M as to certain matters, substantially in the form of Exhibit E hereto. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

        3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows (it being agreed that for purposes of the representations and warranties set forth in this Section 3, the term the "COMPANY" shall be deemed to refer to the Company and each of its subsidiaries on a consolidated basis, except where the context reasonably indicates otherwise):

               3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation, has all requisite corporate power and authority to conduct its business as currently conducted and to enter into and to carry out and perform its obligations under the Transaction Documents. For purposes of this Agreement, "TRANSACTION DOCUMENTS" shall mean (a) this Agreement, (b) the Vulcan Warrant, (c) the Registration Rights Agreement, and
(d) the Certificate of Designation. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any adverse effect following the date of this Agreement that the Company shall have demonstrated is substantially attributable to (i) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement or (ii) any material economic downturn in the Internet industry generally or any material national economic downturn (a "MATERIAL ADVERSE EFFECT").

               3.2 Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (a) 35,000,000 shares of Common Stock, $.001 par value per share, and (b) 5,000,000 shares of Preferred Stock, $.001 par value per share, 27,437 shares of which are designated as Series A Convertible Preferred Stock. As of May 30, 2000, there were 17,234,325 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved for issuance upon conversion of the Series A Preferred Stock 3,446,740 shares of Common Stock. As of May 17, 2000, the Company had reserved and available for stock options to be granted and issued under its 1997 Equity Incentive Plan (the "1997 EQUITY INCENTIVE PLAN") and its 1999 Equity Incentive Plan (the "1999 EQUITY INCENTIVE PLAN" and together with the 1997 Equity Incentive Plan, the "COMPANY EQUITY INCENTIVE PLANS"), 1,661,219 (500,000 of which are subject to stockholder approval) and 275,517 shares of Common Stock, respectively, and 235,563 shares of Common Stock under its 1997 Employee Stock Purchase Plan. As of May 17, 2000, the Company had reserved and available for stock options to be granted and issued under its 1997 Non-Employee Director Stock Option Plan (the "DIRECTOR OPTION PLAN") 208,653 (100,000 of which are subject to stockholder approval) shares of Common Stock. The Company has reserved for issuance 165,736 shares of Common Stock issuable upon the exercise of the warrants set forth on
Schedule 3.2 hereto (the "EXISTING WARRANTS") and 850,000 shares of Common Stock issuable upon the exercise of the Vulcan Warrant (the "WARRANT SHARES"). Other than as set forth on Schedule 3.2 hereof, as of May 17, 2000, there were not outstanding or existing any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities exercisable for or convertible into shares of its capital stock, except for (a) options to purchase an aggregate of 3,288,845, 1,686,356 and 141,347 shares of Common Stock outstanding under the 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Director Option Plan, respectively, and (b) an aggregate of 165,736 shares issuable upon the exercise of the Existing Warrants.

               3.3 Subsidiaries. Except as set forth in Schedule 3.3, the Company (a) owns no equity securities of any other corporation, limited partnership or similar entity, and (b) is not a participant in any joint venture, partnership or similar arrangement.

               3.4 Due Execution, Delivery and Performance of the Agreement; No Conflict.

                      3.4.1 The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has approved the Certificate of Designation. This Agreement has been, and when executed and delivered at the Closing the other Transaction Documents will be, duly executed and delivered by the Company and constitutes, or when executed and delivered at the Closing will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                      3.4.2 The execution, delivery and, subject to obtaining the consents set forth in Schedule 3.4, performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not, except in each case where the effect of non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate any agreement, license, indenture, undertaking or other instrument to which the Company is a party or by which it or any of its assets may be bound or affected,
(ii) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government to which the Company is subject, (iii) violate any provision of the Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") or Bylaws of the Company, or
(iv) result in the creation or imposition of (or the obligation to create or impose) any liens, mortgages, pledges, charges, claims or other encumbrances (collectively, "LIENS") on any of the Company's properties.

               3.5 State Takeover Statutes. The Strategic Investment Committee of the Board, by a unanimous written consent dated June 2, 2000, has unanimously approved the terms of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to Purchaser of the Shares and the Vulcan Warrant pursuant to this Agreement) and such approval constitutes approval of such transactions by the Board under the provisions of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), and constitutes all actions necessary to ensure that the restrictions contained in
Section 203 of the DGCL will not apply to Purchaser in connection with or following such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other Transaction Documents.

               3.6 Issuance, Sale and Delivery of the Shares; Warrant Shares and Common Stock.

                      3.6.1 When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens created by or through the Company, other than restrictions on transfer under state and/or federal securities laws. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. Upon the filing with the Delaware Secretary of State and effectiveness of the Certificate of Designation, the rights, privileges and preferences of the Series A Preferred Stock set forth in the Certificate of Designation will constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                      3.6.2 The shares of Common Stock that are issuable upon conversion of the Series A Preferred Stock and the Warrant Shares that are issuable upon exercise of the Vulcan Warrant against payment therefore, when so issued, will be validly issued, fully paid and nonassessable, and will be free of any Liens created by or through the Company, other than restrictions on transfer under state and/or federal securities laws. Issuance of such shares of Common Stock is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

               3.7 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is required for the execution and delivery of the Transaction Documents or the sale of the Shares and the Vulcan Warrant to Purchaser pursuant to this Agreement, except for the filing of the Certificate of Designation, with the Secretary of State of the State of Delaware; to the extent applicable, the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or early termination of the waiting period thereunder; any notice of sale required to be filed with the Securities and Exchange Commission (the "SEC") under Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"); such post-closing filings as may be required under applicable state securities laws; and any notices required to be filed with The Nasdaq Stock Market.

               3.8 SEC Reports; Financial Statements.

                      3.8.1 The Company has filed all forms, reports and documents required to be filed by it with the SEC since and including the filing date of the Registration Statement with respect to the Company's initial public offering (the "SEC REPORTS"). The SEC Reports (x) were prepared in accordance with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      3.8.2 Each of the financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports (the "FINANCIAL STATEMENTS"), was prepared in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnotes thereto and to normal and recurring year-end adjustments which were not and are not expected to be material in amount) and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (except as may be indicated in the notes thereto) in all material respects.

                      3.8.3 To the Company's knowledge, the Company has no liability or obligation (whether accrued, absolute, contingent or otherwise) other than (a) liabilities and obligations reflected on the unaudited balance sheet of the Company as of March 31, 2000 contained in the Financial Statements and in the footnotes thereto (the "UNAUDITED BALANCE SHEET"), and (b) liabilities or obligations incurred since March 31, 2000 in the ordinary course of business consistent with past practice or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               3.9 Absence of Litigation. Except as set forth on Schedule 3.9 hereto, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any director or officer of the Company or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.9 hereto, neither the Company nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

               3.10 Absence of Certain Changes or Events. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2000, or in Schedule 3.10, or as specifically contemplated by this Agreement, since December 31, 1999 there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had or could reasonably be expected to have a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; (iv) except for normal increases in the ordinary course of business, any increases by the Company in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer or director, grants by the Company of any severance or termination pay, execution by the Company of any contract to make or grant any severance or termination pay, or payments by the Company of any bonus, in each case with respect to any such executive officer or director, other than pursuant to preexisting agreements or arrangements; or (v) entry into any commitment or transaction material to the

Company (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

               3.11 Compliance with Laws; Permits. The Company has at all times complied, and it is currently in compliance, with all applicable statutes, rules, regulations and orders of the United States or any state or foreign country in which the Company is engaged in business and has obtained all required licenses, permits and other approvals of any governmental authority, except where a failure to comply or obtain such approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               3.12 Material Contracts. Each of the contracts required to be filed as material contracts as exhibits to the SEC Reports and those contracts (the "EXISTING SEC CONTRACTS") which have been entered into and will be required to be filed as exhibits to SEC Reports upon the filing deadline for such SEC Reports (the "MATERIAL CONTRACTS") (including all amendments, modifications and waivers) (a) has been filed with the SEC or are set forth on Schedule 3.12(a),
(b) has been duly authorized, executed and delivered by the parties thereto, (c) except as set forth in Schedule 3.12(c), remains in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the Material Contracts, (d) is binding on the parties thereto in accordance with and to the extent of its terms and applicable laws, and (e) is not subject to, and the Company has not received any written notice threatening or declaring, termination as a result of any alleged uncured breach or default. The Company has performed all material obligations required to be performed by it to date under each Material Contract, and the Company is not in material breach or default under any Material Contract. To the Company's knowledge, without a specific review having been conducted by the Company, no other party to any Material Contract is in material breach or default thereunder or in material violation thereof, and no condition exists that with notice or lapse of time or both would constitute a material violation thereof or a material default thereunder.

               3.13 Intellectual Property Rights.

                      3.13.1 The Company owns or has licenses to use registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, Internet domain names and other intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are sufficient to carry on the business of the Company as presently conducted, except where a failure to own or license Intellectual Property Rights could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                      3.13.2 To the Company's knowledge, the operation of the business of the Company does not, and except as identified on Schedule 3.13, the Company has not received any notice from any person or entity within the past three (3) years claiming that the business of the Company does infringe or misappropriate the Intellectual Property Rights of any person or entity, violate any export control law or regulation, violate the rights of any person or entity (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable laws.

                      3.13.3 To the Company's knowledge, no person or entity is infringing or misappropriating any Intellectual Property Rights owned or licensed by the Company or engaging in other conduct other than in the ordinary course of business that may diminish or undermine such Intellectual Property Rights, such as the disclosure of Company confidential information, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                      3.13.4 The Company has taken all reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each of its executive officers and research and development personnel to execute proprietary information, confidentiality and invention and copyright assignment agreements, and all such individuals have executed such an agreement.

               3.14 Certain Matters Regarding Employees. To the Company's knowledge, no officer or key employee of the Company is subject to any contract, agreement, undertaking, commitment or instrument (including any no hire or non-competition agreements) which would impair his or her ability to perform the services on behalf of Company contemplated to be performed by such officer or key employee.

               3.15 Tax Matters.

                      3.15.1 The Company (i) has timely filed all material Tax Returns required to be filed by it as of the date hereof, (ii) has used its commercially reasonable efforts to maintain all required records with respect to any liability for Taxes for taxable years with respect to which the statute of limitations has not yet expired, regardless of whether such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date of this Agreement, and (iii) has timely paid, or has made appropriate provision on its balance sheet (in accordance with GAAP) for, all Taxes due or claimed to be due from it by any Governmental Body (as defined in Section 7.3) with respect to any liability for Taxes except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. All Tax Returns described in clause (i) are true, correct and complete in all material respects. With respect to periods commencing on or after December 31, 1996, the Company has not incurred any liability for Taxes which could reasonably be expected to have a Material Adverse Effect other than
(i) as set forth on Schedule 3.15, (ii) as reflected on the audited balance sheet of the Company as of December 31, 1999 contained in the Financial Statements and in the footnotes thereto (the "AUDITED BALANCE SHEET") or the Unaudited Balance Sheet, or (iii) federal, state and foreign income taxes payable on the Company's income after March 31, 2000. There are no material Liens with respect to Taxes upon any of the Company's properties or assets, except for current Taxes not yet due.

                      3.15.2 Except as set forth in Schedule 3.15, to the Company's knowledge, none of the Tax Returns of the Company has been or is currently being audited or examined by the Internal Revenue Service (the "IRS") or any other Governmental Body (as defined in Section 7.3). Except to the extent reserved for in the Unaudited Balance Sheet, no material issue of which the Company has received notice has been raised by a

Governmental Body in any audit or examination which reasonably could be expected to result in a proposed deficiency, penalty or interest for any other period, which could reasonably be expected to have a Material Adverse Effect on the Company.

                      3.15.3 There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company.

                      3.15.4 The Company is not involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes.

                      3.15.5 All material elections with respect to Taxes affecting the Company as of the date hereof are set forth in Schedule 3.15. No consent to the application of section 341(f)(2) of the Code (as defined below) has been filed with respect to any property or assets held, acquired or to be acquired by the Company.

                      3.15.6 There are no tax sharing agreements or similar arrangements with respect to or involving the Company.

                      3.15.7 The Company was not included and is not includible in any consolidated or unitary Tax Return with any corporation other than such a return of which the Company is the common parent corporation.

                      3.15.8 The Company has not agreed to and is not required to make any material adjustment under section 481(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                      3.15.9 "TAX" or "TAXES", as the context may require, include: (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body responsible for the imposition of any such Tax; or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Governmental Body in respect of a consolidated or combined return.

                      3.15.10 "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Tax.

               3.16 Title to Properties; Liens and Encumbrances. Except as listed in Schedule 3.16, the Company has good and marketable title to all of its material owned properties and assets and such properties and assets are not subject to any Liens, except for (a) immaterial Liens which arise in the ordinary course of business (including without limitation Liens from current taxes not yet due and payable), and (b) Liens which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or its material properties. All material leases, subleases, conditional sale contracts and other agreements pursuant to which the Company leases or otherwise uses real or personal property (collectively, "LEASES") are in good standing and are valid and effective in accordance with their respective terms. The Company has performed its obligations in all material respects to date under all such Leases.

               3.17 Employee Benefit Plans. Except as listed in Schedule 3.17 or as described in the SEC Reports or as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company does not maintain, sponsor, or contribute to any program or arrangement that is an "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar employment, severance or other arrangement or policy of the Company (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits or for qualified deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits (a "PLAN"). Except as listed in Schedule 3.17, neither the Company nor any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA AFFILIATE") maintains or is obligated to contribute to, or has ever maintained or been obligated to contribute to, any "pension plan" within the meaning of Section 3(2) of ERISA, or any "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "PENSION PLAN"). Each Plan which is subject to ERISA is in compliance with ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. None of the Plans provides or provided post-retirement medical or health benefits, except as required by the health care continuation requirements of the Consolidated Omnibus Reconciliation Act of 1985, as amended, or other applicable legal requirement and except for coverage the full cost of which is paid by the participant or beneficiary. None of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code. The Company is not and never has been a party to any collective bargaining agreement. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.17, the Company has not announced or otherwise made any commitment to create any new Plan or amend any existing Plan, and neither the Company nor any ERISA Affiliate has announced or otherwise made any commitment to create or begin contributing to any Plan or Pension Plan or amend any existing Plan or Pension Plan, except for amendments to existing Plans and Pension Plans that are required by applicable law (including provisions of the Code relating to the intended tax treatment of any such Plan or Pension Plan). All contributions required to be made under the terms of each Plan have been timely made. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in

Section 4980D(a) of the Code, has complied in all material respects. Each Plan intended to meet the requirements for tax-favored treatment under Part III of Subchapter B of Chapter 1 of the Code meets such requirements. Except as described in Schedule 3.17, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Company to any Plan, or any present or former employee of the Company, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) except as otherwise expressly contemplated by this Agreement, accelerate the time of payment or vesting, or increase the amount, of compensation due from the Company to any employee, officer, director, stockholder, contractor, or consultant of the Company.

               3.18 Year 2000 Compliance. The Company has completed its assessment of all current versions (including products and services currently operating or under development) of its information technology systems (including systems utilized in the operation of its Internet sites) and believes they are year 2000 compliant. The Company has made appropriate inquiries of its key vendors and suppliers and has been assured that such persons have also taken appropriate actions to assure that there shall be no material adverse change to its business and electronic systems related to year 2000 issues. Based upon the information provided to the Company and its own internal assessment, the Company does not believe that its year 2000 issues will have a Material Adverse Effect on the Company.

               3.19 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents other than Credit Suisse First Boston Corporation.

        4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

               4.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Purchaser has all requisite corporate power and authority to conduct its business as currently conducted and to enter into and to carry out and perform its obligations under the Transaction Documents.

               4.2 Due Execution, Delivery and Performance of the Agreement. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and when executed and delivered at the Closing the other Transaction Documents will be, duly executed and delivered by Purchaser and constitutes, or when executed and delivered at the Closing will constitute, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               4.3 Evaluation; Purchase for Investment, Illiquid Investment. Purchaser has been furnished any and all materials relating to the Company and its Affiliates (as defined below) and the offering of the Shares and the Vulcan Warrant, and the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Vulcan Warrant (collectively, the "COMMON SHARES"), that Purchaser has requested and Purchaser has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information. Purchaser is a sophisticated investor capable of evaluating the merits and risks of the purchase of the Shares, the Vulcan Warrant and the Common Shares. Purchaser is purchasing the Shares and the Vulcan Warrant for its own account as principal, for investment and not with a view to the resale or distribution of all or any part thereof. Purchaser recognizes that the Shares, the Vulcan Warrant and the Common Shares have not been registered under applicable Federal or State securities laws, and that such Shares, the Vulcan Warrant and the Common Shares are being offered and sold in reliance upon the exemptions from registration provided in the Securities Act and applicable exemptions under State securities laws. Purchaser is an accredited investor (as that term is defined in Regulation D under the Securities Act) and has the economic ability to maintain its investment in such Shares, the Vulcan Warrant and the Common Shares for an indefinite period of time. For purposes of this Agreement, "AFFILIATE" shall have the meaning set forth in Rule 501(b) under the Securities Act.

               4.4 Finders' Fees. Except for Yagemann & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

               4.5 Financial Condition. As of the date hereof, Purchaser has sufficient resources to fulfill its financial obligations under this Agreement and the transactions contemplated hereby.

               4.6 Interested Stockholder. In each case within the meaning of
Section 203 of the DGCL:

                      (a) at no time since immediately prior to the time the Company's Board of Directors approved the transactions contemplated by this Agreement through the time of the signing hereof, has Purchaser or any "affiliate" or "associate" of Purchaser "owned" fifteen percent (15%) or more of the Company's "voting stock"; and

                      (b) there are no facts known to Purchaser or any "affiliate" or "associate" of Purchaser, that have not been disclosed to the Company that relate to whether Purchaser or any "affiliate" or "associate" of Purchaser, directly or indirectly, through one or more intermediaries, "controls" or "controlled" or is or was "controlled by" or is or was "under common control with" the Company.

        5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with Purchaser as follows:

               5.1    Additional Issuances; Subscription Right.

                      5.1.1 At any time after the date of the Closing, so long as Purchaser (together with its Affiliates) holds of record or beneficially owns at least fifty percent (50%) of the Shares issued in the Closing (the "AGREED PERCENTAGE"), in the event the Company shall issue (an "ADDITIONAL ISSUANCE") any capital stock, including securities of any type that are, or may become, convertible into or exercisable or exchangeable for capital stock of the Company (the "ADDITIONAL Securities"), Purchaser shall have the right to subscribe for and to purchase (the "SUBSCRIPTION RIGHT") that number of Additional Securities such that Purchaser holds the same percentage of the Company's outstanding capital stock immediately prior to and immediately following the Additional Issuance (the "PRO RATA SHARE"); provided, however, that this Section 5.1 shall not apply to shares issued:

                      (a) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase, the Company Equity Incentive Plans, the Director Option Plan, the 1997 Employee Stock Purchase Plan or other equity plans or arrangements approved by the Board;

                      (b) pursuant to any options, warrants, conversion rights or other rights or agreements outstanding as of the date of this Agreement or pursuant to the conversion of the shares of Series A Preferred Stock or pursuant to the exercise of the Vulcan Warrant;

                      (c) in connection with any stock split, stock dividend or recapitalization by the Company; or

                      (d) pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution, not to exceed 100,000 shares of Common Stock in the aggregate.

                      5.1.2 Notwithstanding anything to the contrary contained herein, in the event Purchaser elects to exercise its Subscription Right as a result of (i) an underwritten public offering of Additional Securities, (ii) the offering of Additional Securities to the Company's joint venture partners in exchange for interests in the relevant joint venture, or (iii) the offering of Additional Securities in connection with an acquisition of a business or assets or a strategic alliance, then (x) the number of shares of the Company's capital stock to be purchased by Purchaser shall not reduce the number of shares of capital stock to be sold by the Company in such transaction and (y) Purchaser's Pro Rata Share shall be determined based on the number of shares of the Company's outstanding capital stock as would be outstanding after giving effect to the proposed transactions.

                      5.1.3 If the Company proposes an Additional Issuance, the Company shall, at least ten (10) business days prior to the proposed closing date of such issuance, give written notice to Purchaser and offer to sell to Purchaser its Pro Rata Share of the Additional Securities at the lowest price per share, and otherwise on the same terms and conditions (or, if the nature of the transaction involves an exchange of assets or securities which cannot be delivered by Purchaser, then for cash with an equivalent fair market value (as agreed upon by the Company and Purchaser, and if they cannot agree, as determined by an independent investment banking firm mutually agreeable to both parties)), offered (or proposed to be offered) to other investors. Such notice shall describe the type of Additional Securities which the Company is offering to Purchaser, the price of the Additional Securities and the general terms upon which the Company will issue same. Purchaser shall have five (5) business days from the date of receipt of any such notice to agree to purchase its Pro Rata Share of such Additional Securities for the price and upon the general terms specified in the notice (except with respect to Subscription Rights in connection with an underwritten public offering, in which case Purchaser's shares will be issued in a simultaneous private placement at a purchase price net of the underwriting commission) by giving written notice to the Company and stating whether it will exercise the Subscription Right and in the case the Subscription Right is exercised, specifying the quantity of Additional Securities to be purchased. If Purchaser elects to exercise its Subscription Right, the sale and issuance of the Additional Securities which Purchaser has elected to purchase shall be effected concurrently with the closing of the issuance of securities which gave rise to Purchaser's right to buy such securities. Notwithstanding the foregoing, in the event of an exercise of the Subscription Right, such purchase by Purchaser may only occur after compliance with all governmental regulations, including but not limited to the expiration or early termination of the applicable waiting periods under the HSR Act, if applicable, which may be subsequent to the consummation of the transaction which gave rise to the Subscription Right.

               5.2 Most Favored Nation. So long as Purchaser (together with its Affiliates) holds the Agreed Percentage, the Company shall offer and make available to Purchaser and its Affiliates licensing and business arrangements relating to the Company's technologies, products and services, or any combination thereof, on a "most favored nation" basis (i.e., on terms and conditions at least as favorable as those agreed to with any third party for similar technologies, products and services at substantially the same level of purchase or other financial commitment). From time to time upon Purchaser's request, the Company shall provide Purchaser or its Affiliates with information regarding such technologies, products and services and the terms and conditions on which they are being offered or have been made available to any third party. Within sixty days after the end of each calendar year, the Company shall provide a certificate to Purchaser, signed by the Company's Chief Financial Officer, certifying that the Company has complied with its obligations under this Section
5.2. Purchaser shall have the right, no more than twice each calendar year, to request any certified public accountant, during normal business hours, to examine, audit and reproduce all or part of the books of account and all other records, documents and materials in the possession or under the control of the Company with respect to this Section 5.2. Such materials will be provided to the designated certified public accountant under a non-disclosure agreement for the sole purpose of verifying that the Company has complied with its obligations under this Section 5.2. The costs and expenses of the certified public accountant shall be paid by Purchaser; provided, however, that if the certified public accountant determines that the Company has not complied with its obligations under this Section 5.2, such costs and expenses will be paid by the Company.

               5.3 Board Size. So long as Purchaser (together with its Affiliates) holds the Agreed Percentage, the Company shall not increase the size of the Board of Directors of the Company to greater than seven (7) members without the written consent of Purchaser.

        6. Covenants of Purchaser. Purchaser hereby covenants and agrees with the Company that Purchaser will not sell or otherwise transfer any Shares unless such sale or transfer is made under an effective Securities Act registration statement or pursuant to an available exemption from the registration requirements of the Securities Act and Purchaser shall have delivered to the Company an opinion of securities counsel to Purchaser, in form and substance reasonably satisfactory to the Company, to the forgoing effect. Each certificate representing any Shares shall contain a legend to the following effect:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS MADE UNDER AN EFFECTIVE SECURITIES ACT REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        Notwithstanding the foregoing, certificates issued after the date hereof and representing Shares shall not contain the foregoing legend to the extent that Purchaser shall have delivered to the Company an opinion of securities counsel to Purchaser, in form and substance reasonably satisfactory to the Company, to the effect that the statements made in such legend are no longer relevant.

        7. Additional Covenants of the Parties.

               7.1    Board Composition.

                      7.1.1 The Company shall set the number of the members of the Board of Directors at seven. The Purchaser Director (as defined below) shall be entitled to serve on the Executive Committee (if any), the Planning Committee (if any), the Steering Committee (if any), the Nominating Committee (if any) or any other committee of the Board of Directors that is similar to any of the foregoing and, upon election of the Purchaser Director, the Company shall take all action necessary to cause the Purchaser Director to be on any such committees of the Board of Directors.

                      7.1.2 Pursuant to the Certificate of Designation, immediately upon expiration or early termination of the waiting period under the HSR Act applicable to the transactions contemplated hereby, holders of a majority of the outstanding shares of Series A Preferred Stock shall be entitled to elect one (1) director to serve on the Board of Directors of the Company. The Company shall, as soon as practicable after such time, take all such action as may be required to cause the Purchaser Director to be appointed or elected to the Board of Directors, whether by appointment by the Board of Directors of a nominee designated by Purchaser, through calling a special meeting of the holders of shares of the Series A Preferred Stock to elect such director to the Board or otherwise, and shall take all action necessary to cause such individual to be elected, including either increasing the size of the Board or securing the resignation of an incumbent director or both. The member of the Board of Directors elected by the holders of the Series A Preferred Stock is referred to as the "PURCHASER DIRECTOR".

               7.2 Annual Operating and Capital Expenditure Budgets;
Consultation.

                      7.2.1 After the Closing and for so long as Purchaser (together with its Affiliates) holds the Agreed Percentage, (i) the Company shall not operate without or approve any Annual Budget without the consent of the Board of Directors, and (ii) on an annual basis, the management of the Company shall prepare and submit to the Board of Directors, an Annual Budget. As defined herein the "ANNUAL BUDGET" refers to the annual operating budget (comprised of quarterly projected statements of revenue and expenses (including capital expenditures) for the current calendar year and projected statements of revenues and expenses for the following two (2) calendar years). On or about the end of each quarter, the management of the Company shall prepare an updated version of the Annual Budget, covering the remaining quarters of the year for such Annual Budget. In addition to the foregoing, the management of the Company may not, without the approval of the Board of Directors, issue any debt or equity securities of the Company; provided, however, that the foregoing approval requirement shall not apply to the issuances of securities set forth in the proviso to Section 5.1.1.

                      7.2.2 (a) After the Closing and for so long as Purchaser (together with its Affiliates) holds the Agreed Percentage, the Company shall consult in good faith with Purchaser with respect to each of the following (each, a "PROPOSAL"): (i) the Annual Budget; (ii) any proposed sale, lease, transfer or other disposition of assets (including, without limitation, by merger) having a fair market value of at least 30% of the fair market value of the assets of the Company and its subsidiaries on a consolidated basis (other than a Takeover Proposal (as defined below)); (iii) any Takeover Proposal; (iv) any proposed acquisition by the Company or any subsidiary thereof of another entity or business whether by means of a purchase of equity interests or the purchase of all or substantially all of the assets of such entity or business or by merger, consolidation, reorganization, issuance or exchange of securities or otherwise where the consideration involved (including, without limitation, non-cash consideration) has a value of at least $50,000,000; and (v) any proposed issuance of any debt or equity securities of the Company (other than the issuances of securities set forth in the proviso to Section 5.1.1). The Company shall provide Purchaser with written notice (a "CONSULTATION NOTICE") of each Proposal, which Consultation Notice shall, (a) in the case of any Proposal described in clause (ii), (iv) or (v) above, describe in reasonable detail the terms and conditions of the transaction, including the identity of the person or entity and its Affiliates that will be a party to the proposed transaction and the consideration that the Company may receive in respect of such transaction, and shall include copies of the material documents and agreements relating thereto, (b) in the case of the Annual Budget, shall include a copy of the proposed Annual Budget, and (c) in the case of any proposal described in clause
(iii) above, notify Purchaser that (i) the Company has received or proposes to enter into negotiations or discussions with respect to a Takeover Proposal, (x) the type of Takeover Proposal, (y) if the person or entity making the Takeover Proposal or with which the Company proposes to enter into negotiations or discussions is proposing a transaction involving the use by such person or entity of cash consideration, (A) whether the Takeover Proposal will be Fully Financed (as defined below) at the time the Board of Directors may approve the Takeover Proposal or (B) if the Takeover Proposal will not be Fully Financed, the identity of such person or entity and (z) if the person or entity making the Takeover Proposal or with which the Company proposes to enter negotiations or discussions is proposing a transaction involving the use by such person or entity of non-cash consideration, the identity of such person or entity and the form of consideration proposed to be used. The cash consideration to be delivered under a Takeover Proposal will be "FULLY FINANCED" for purposes hereof if either (i) the person or entity making the Takeover Proposal has committed financing for such Takeover Proposal or (ii) such person or entity is a publicly traded entity with an equity market capitalization of at least 300% of the equity market capitalization of the Company. Purchaser shall have a period of five (5) business days following receipt of a Consultation Notice (the "CONSULTATION PERIOD") to review and consider the Proposal described therein and to consult with the Company with respect thereto. In addition to the Consultation Notice, the Company shall promptly provide to Purchaser such additional information regarding the Proposal (other than a Takeover Proposal) as Purchaser may reasonably request. The Company shall not approve or consummate any Proposal without first having consulted with Purchaser regarding the same in accordance with this Section 7.2. "TAKEOVER PROPOSAL" shall mean that the Company proposes to enter into negotiations or discussions with any person or entity (other than an Affiliate of Purchaser) regarding (i) a proposed sale of all or substantially all of the Company's assets, (ii) a proposed sale or issuance of the Company's equity securities resulting in any person or group (as defined in Section 13(d)(3) of the Exchange Act) owning a majority of the outstanding shares of Common Stock of the Company, or (iii) a proposed merger, consolidation, business combination or other similar transaction.

                      (b) Without limiting the generality of the foregoing, in connection with any Proposal that constitutes a Takeover Proposal, the Company shall not accept or enter into or agree to accept or enter into any agreement concerning such Proposal nor issue any securities or agree to pay a termination or break-up fee in connection with such Proposal during the Consultation Period, and the Company will afford Purchaser an opportunity to discuss with the Company what, if any, response Purchaser may desire to make with respect to such Proposal. If after the delivery of the Consultation Notice, the person or entity making the Takeover Proposal and the Company determine to change the form of consideration or the Fully Financed status of the Takeover Proposal changes, the Company will provide Purchaser with another Consultation Notice (which will commence a new Consultation Period (as defined above)). The Company shall not provide any non-public information to any person or entity making a Proposal that constitutes a Takeover Proposal unless (a) the Company shall simultaneously provide such information to Purchaser and (b) the Company has provided such non-public information pursuant to a non-disclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between the Company and Purchaser.

                      (c) Any information provided to Purchaser pursuant to this
Section 7.2.2 shall be treated as confidential information of the Company. Purchaser shall not disclose any such information to any other person or entity except as otherwise permitted pursuant to that certain Confidentiality Agreement between Purchaser and the

Company dated as of March 20, 2000 and shall not use any such confidential information for any purpose other than for the purposes set forth in this
Section 7.2.2 and for the purposes of formulating any response or proposal that Purchaser may desire to make in response thereto.

               7.3 Regulatory Approval; HSR Filings. The Company and Purchaser shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any federal, state, local, municipal, foreign or other governmental body ("GOVERNMENTAL BODY") with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Purchaser shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. The Company and Purchaser shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Purchaser shall (a) give the other party prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation ("LEGAL PROCEEDING") by or before any Governmental Body with respect to the transactions contemplated by this Agreement, (b) keep the other party informed as to the status of any such Legal Proceeding, and (c) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the transactions contemplated by this Agreement.

               7.4 Amendment of Certificate of Incorporation or Bylaws. The Company shall take all steps reasonably necessary to amend the Certificate of Incorporation and Bylaws to implement the rights and obligations of the parties contained herein to the extent necessary or appropriate under Delaware law.

               7.5 Authorization and Issuance of Series A Preferred Stock. The Company agrees that from the date hereof it shall not increase the authorized number of shares of Series A Preferred Stock set forth in the Certificate of Designation and shall not issue any shares of Series A Preferred Stock to any party other than Purchaser or its designee, without the prior written consent of Purchaser.

               7.6 Public Announcements. Each party hereto will obtain the prior approval of the other party hereto of any press release to be issued announcing the consummation of the transactions contemplated by this Agreement.

               7.7 Standstill. Purchaser agrees that until the first anniversary of the date of this Agreement (the "STANDSTILL EXPIRATION DATE"), and except as otherwise contemplated by this Agreement, it will not directly or indirectly, or authorize or permit any of its Affiliates to directly or indirectly (i) initiate, effect or participate in (a) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, any of its subsidiaries or other Affiliates or any division of the Company, or any successor to the Company and any rights or options to acquire the same (other than pursuant to this

Agreement or the conversion or exercise of any of the securities to be acquired by Purchaser pursuant to this Agreement), (b) any acquisition of any assets (other than acquisitions in the ordinary course of business) of the Company, any of its subsidiaries or other Affiliates or any division of the Company, or any successor to the Company, (c) any tender or exchange offer, merger or business combination involving the Company or any of its subsidiaries or other Affiliates, or involving any securities of the Company or any securities of any subsidiary or other Affiliate of the Company, (d) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or other Affiliates, or involving any securities of the Company or any securities of any subsidiary or other Affiliate of the Company, or (e) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a "group" (as defined under the Exchange Act and the rules promulgated thereunder) with respect to the Company or the beneficial ownership of any securities of the Company; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company; (iv) take any action that would be expected to require the Company to make a public announcement regarding any of the matters set forth in clause (i) of this sentence; (v) agree or offer to take or knowingly encourage or propose (publicly or otherwise) the taking of, any action referred to in clauses (i),
(ii), (iii) or (iv) of this sentence; or (vi) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that notwithstanding the foregoing, Purchaser may acquire beneficial ownership of up to forty percent (40%) of the Common Stock of the Company outstanding on a fully diluted basis (the "PERMITTED PERCENTAGE"). Notwithstanding the foregoing, in the event that:

                      (a) any person or entity that is not an Affiliate of
               Purchaser has commenced a hostile tender or exchange offer (without the support or encouragement of Purchaser or any Affiliate of Purchaser) for at least a majority of the outstanding shares of Common Stock of the Company;

                      (b) any person or entity that is not an Affiliate of
               Purchaser has publicly announced that it has purchased or intends to purchase (in the open market, by agreement or otherwise) shares of the equity securities of the Company constituting at least a majority of the outstanding voting securities of the Company with respect to the election of directors, and in the case of purchases in the open market, Purchaser has a good faith belief that such purchases have commenced;

                      (c) any person or entity (other than the Company) that is
               not an Affiliate of Purchaser has publicly announced that it intends to solicit, or has commenced solicitation of, proxies or consents to elect (or remove) a majority of the members of the Board of Directors of the Company;

                      (d) the Board of Directors of the Company formally
               approves any transaction or definitive agreement with respect to a transaction that would upon consummation constitute a change of control of the Company; or

                      (e) the Board of Directors of the Company adopts
               resolutions approving the disposition of all or substantially all of the assets of the Company (an event described in (a) through (e) of this sentence shall be an "EXCEPTION EVENT");

then the Permitted Percentage shall toll and have no force or effect beginning immediately upon the occurrence of such Exception Event and ending on the Standstill Resumption Date (provided such Standstill Resumption Date is prior to the Standstill Expiration Date). The "STANDSTILL RESUMPTION DATE" shall be (y) with respect to any Exception Event described in clause (a), (b) or (c) above, the date the applicable third party publicly announces that it has abandoned such transaction and (z) with respect to any Exception Event described in clause
(d) or (e) above, the date the Company notifies the Purchaser in writing that such Exception Event has been terminated or abandoned or is no longer applicable, which written notice shall be accompanied by evidence reasonably satisfactory to Purchaser of the termination or abandonment of (A) such Exception Event or (B) the resolution of the Board of Directors of the Company which originally approved such Exception Event. On the Standstill Resumption Date (provided it is prior to the Standstill Expiration Date), the provisions of this Section 7.7 would immediately apply to Purchaser with full force and effect, except that the Permitted Percentage would be increased, but in no event decreased, to equal Purchaser's beneficial ownership interest as of the Standstill Resumption Date. The Company confirms to Purchaser that, as of the date of this Agreement, Purchaser is not in possession of any material non-public information about the Company as a result of the due diligence materials or other information provided by the Company to Purchaser on or prior to the date of this Agreement that would prohibit Purchaser from trading in the Company's securities.

               7.8 Shareholder Rights Plan. The Company shall not adopt a shareholder rights plan or similar defensive measure unless, in connection with such adoption, Purchaser is made exempt from such plan up to the Permitted Percentage (as it may be adjusted from time to time under Section 7.7), whether or not the provisions of Section 7.7 are in effect or have terminated.

        8. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the Company shall pay to the Purchaser, the Purchaser's fees and expenses incurred in connection with the transactions contemplated by this Agreement not to exceed $1,000,000; and provided, further that the Company shall pay such fees and expenses within two (2) business days of the Closing.

        9. Miscellaneous.

               9.1 Survival of Representations, Warranties and Agreement. Notwithstanding any investigation made by any party to this Agreement, the representations and warranties made by the Company and Purchaser in connection with the Closing shall not survive the Closing (other than the representations and warranties of the Company set forth in Sections 3.4.1, 3.4.2(iii), 3.5 and 3.6, which shall survive indefinitely), and shall thereafter be of no further force or effect, except in the case of fraud in connection with this

Agreement. All covenants and agreements contained in this Agreement shall survive the Closing Date in accordance with their terms.

               9.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, or by facsimile transmission and shall be deemed given when so mailed (or upon facsimile confirmation) and shall be delivered as follows:

                      if to the Company, to:

                             FVC.COM, Inc.
                             3393 Octavius Drive, Suite 102
                             Santa Clara, CA 95054
                             Attention:  Chief Financial Officer
                             Facsimile:  (408) 748-2241

                      with a copy so mailed to:

                             Cooley Godward LLP
                             4365 Executive Drive, Suite 1100
                             San Diego, CA  92121
                             Attention:  Julie M. Robinson, Esq.
                             Facsimile: (858) 453-3555

                      if to Purchaser,

                             Vulcan Ventures Incorporated
                             110 110th Avenue, N.E., Suite 550
                             Bellevue, WA  98004
                             Attention:  William D. Savoy
                             Facsimile:  (425) 453-1985

                      with a copy so mailed to:

                             Irell & Manella LLP
                             1800 Avenue of the Stars, Suite 900
                             Los Angeles, CA  90067
                             Attention:  Alvin G. Segel, Esq.
                             Facsimile: (310) 203-7199

               9.3 Adjustments. In the event of any change in the Common Stock by reason of a stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other similar change in the corporate or capital structure of the Company, the type and number of shares or securities subject to various provisions of this Agreement (and the per share price of such shares or securities) shall, where applicable, be adjusted appropriately, so that Purchaser's rights under this Agreement shall be preserved as nearly as practicable.

               9.4 Assignability and Enforceability. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights, benefits or obligations under this Agreement to any person or entity without the prior written consent of the other party; provided, however, that Purchaser may assign its rights, benefits or obligations under this Agreement, without the prior consent of the Company, to an Affiliate of Purchaser (for purposes of this Section and Section 7.7, a person or entity shall be deemed to be an Affiliate of Purchaser or the Company only if the control relationship involves direct or indirect ownership of at least a majority of the outstanding voting interests of the applicable entity, it being understood that any entity that is majority owned (directly or indirectly) by a person or entity that directly or indirectly owns a majority of the outstanding voting interests of Purchaser shall be an Affiliate of Purchaser for these purposes). No such assignment shall relieve the Purchaser of its obligations under this Agreement.

               9.5 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct including the act of Closing unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement. Notwithstanding the foregoing, any term of this Agreement which applies to the rights applicable to the holders of the Series A Preferred Stock may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of more than 50% of the outstanding shares of Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Series A Preferred Stock.

               9.6 Entire Agreement. This Agreement and the other Transaction Documents, including the Schedules and Exhibits and any agreements or documents referred to herein or therein or executed contemporaneously herewith or therewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

               9.7 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

               9.8 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except as to matters which are subject to the Delaware General Corporation Law, which shall be governed by such law, in each case without regard to the choice of law provisions thereof.

               9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                        FVC.COM, INC.



                                        By: /s/ TRUMAN COLE
                                           -------------------------------------
                                           Truman Cole, Chief Financial Officer



                                        VULCAN VENTURES INCORPORATED



                                        By: /s/ WILLIAM D. SAVOY
                                           -------------------------------------
                                           William D. Savoy, President

                                    EXHIBIT A

                                 FORM OF WARRANT

                                                                       NO. CSW-7

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       WARRANT TO PURCHASE 850,000 SHARES
                               OF COMMON STOCK OF
                                  FVC.COM, INC.
                            (VOID AFTER JUNE 8, 2005)

        This certifies that VULCAN VENTURES INCORPORATED or its assigns (the "HOLDER"), for value received, is entitled to purchase from FVC.COM, INC., a Delaware corporation (the "COMPANY"), having a place of business at 3393 Octavius Drive, Suite 102, Santa Clara, CA 95054, a maximum of 850,000 fully paid and nonassessable shares of the Company's Common Stock ("COMMON STOCK") for cash at a price of $7.00 per share (the "STOCK PURCHASE PRICE") at any time or from time to time up to and including 5:00 p.m. (Pacific time) on June 8, 2005 (the "EXPIRATION DATE"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued pursuant to that certain Stock Purchase Agreement dated as of June 8, 2000 by and between the Holder and the Company (the "STOCK PURCHASE AGREEMENT").

        This Warrant is subject to the following terms and conditions:

        1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

               1.1 GENERAL. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

        2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock or any other securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, subject to the Company's obligations pursuant to that certain Registration Rights Agreement, dated as of June 8, 2000, between the Company and Holder that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation.

        3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

               3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

               3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                      (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                      (b) any cash paid or payable otherwise than as a cash dividend, or

                      (c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had the Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

               3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "CHANGE"), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.

               3.4 ADJUSTMENTS OF PURCHASE PRICE FOR CERTAIN DILUTING ISSUES.

               (a) Special Definitions. For purposes of this Section 3.4, the following definitions apply:

                      (i) "OPTIONS" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                      (ii) "ORIGINAL ISSUE DATE" shall mean the date on which this Warrant was issued.

                      (ii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                      (iii) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 3.4(c) deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock:

                             (A) issued or issuable to officers, directors, employees or advisors of, or consultants or independent contractors to, the Company, pursuant to options, warrants or other Common Stock purchase rights granted in accordance with plans or other arrangements approved by the Board of Directors of the Company and, as required by law, the Company's stockholders;

                             (B) issued in connection with any merger, consolidation or similar transaction, or any acquisition of assets or a business, in accordance with agreements or other arrangements approved by the Board of Directors of the Company;

                             (C) issued or issuable upon conversion of shares of Series A Preferred Stock;

                             (D) issued or issuable as a dividend or
                             distribution on the Series A Preferred Stock;

                             (E) for which adjustment of the Stock Purchase Price and the number of shares of Common Stock into which this Warrant is exercisable is made pursuant to Section 3.1 or for which a distribution with respect to this Warrant is provided for pursuant to
                             Section 3.2;

                             (F) issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors of the Company not to exceed 100,000 shares of Common Stock in the aggregate;

                             (G) issued or issuable pursuant to Options outstanding as of the Original Issuance Date; and

                             (H) issued or issuable upon exercise of this Warrant.

                      (iv) "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock, $.001 par value per share, of the Company.

               (b) No Adjustment of Stock Purchase Price. No adjustment in the Stock Purchase Price of this Warrant shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Stock Purchase Price in effect on the date of, and immediately prior to such issue, for this Warrant.

               (c) Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance of Options or Convertible Securities; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.4(e) hereof) of such Additional Shares of Common Stock would be less than the Stock Purchase Price in effect on the date of and immediately prior to such issuance of Options or Convertible Securities, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                      (i) no further adjustments in the Stock Purchase Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                      (ii) if such Options or Convertible Securities by their terms provided, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Stock Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Stock Purchase Price shall affect Common Stock previously issued upon exercise of this Warrant;

                      (iii) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Stock Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                             (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                             (B) in the case of Options for Convertible
                             Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 3.4(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                      (iv) no readjustment pursuant to Sections 3.4(c)(ii) or
                      (iii) above shall have the effect of increasing the Stock Purchase Price to an amount which exceeds the lower of (1) the Stock Purchase Price on the original adjustment date, or (2) the Stock Purchase Price that would have resulted from any issuance of

                      Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                      (v) in the case of any Options which expire by their terms not more than sixty (60) days after the date of issue thereof, no adjustment of the Stock Purchase Price shall be made, except to the extent this Warrant is exercised in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 3.4(c)(iii) above; and

                      (vi) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Stock Purchase Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any, of such Options or Convertible Securities.

               (d) Adjustment of Purchase Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.4(c)) without consideration or for a consideration per share less than the Stock Purchase Price in effect on the date of and immediately prior to such issue, then and in such event, the Stock Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Stock Purchase Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Stock Purchase Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and this Warrant and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date but not including in such calculation any additional shares of Common Stock issuable with respect to this Warrant, Convertible Securities or outstanding Options solely as a result of the adjustment of the Stock Purchase Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment. For the purposes of the foregoing, outstanding Options shall be deemed to include (without duplication) any Options issued to directors, officers, employees or advisors of, or consultants to, the Company in accordance with plans or other arrangements approved by the Board of Directors of the Company.

               (e) Determination of Consideration. For purposes of this Section 3.4, the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                      (i)    Cash and Property.  Such consideration shall:

                             (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                             (B) insofar as it consists of services, goods or other property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                             (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both cash and services, goods or other property other than cash, be in the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Company.

                      (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to
                      Section 3.4(c) relating to Options and Convertible Securities, shall be determined by dividing:

                             (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the maximum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible

                             Securities and the conversion or exchange of such Convertible Securities by

                             (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               3.5    NOTICES OF ADJUSTMENT.

                      (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                      (b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                      (c) The Company shall also give written notice to the Holder at least 20 business days prior to the date on which a Change shall take place.

        4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant being exercised.

        5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

        6. NO DIMINUTION OF VALUE. The Company will not take any action to terminate this Warrant or to diminish it in value.

        7. FURNISH INFORMATION. The Company will promptly deliver to the Holder upon request copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

        8. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

        9. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable to any affiliate of Holder, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

        10. [INTENTIONALLY OMITTED.]

        11. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

        12. COMPLETE AGREEMENT, MODIFICATION AND WAIVER. This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        13. ADDITIONAL DOCUMENTS. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

        14. NOTICES. All notices, requests and approvals required by this Warrant (i) shall be in writing, (ii) shall be addressed to the parties as indicated below unless notified in writing of a change in address and (iii) shall be deemed to have been given, made and received only (a) upon delivery, if personally delivered to a party, (b) one business day after the date of dispatch, if by facsimile transfer, (c) one business day after deposit, if delivered by a nationally recognized courier service offering guaranteed overnight delivery, (d) three business days after deposit in the U.S. First Class Mail, or certified mail, postage prepaid, at the addresses appearing below or (e) one business day after electronic transmission.

        15. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        16. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

        17. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        18. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price. However, the fractional amount shall be used in calculating any future adjustments pursuant to Section 3 hereof. The Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the closing price on the date of exercise of a share of Common Stock on the principal exchange or system on which the Common Stock is then listed or traded, or, if not then listed or traded on such exchange or system, the mean of the closing bid and asked prices on an automated quotation system, or, if such quotations are not available, such value as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties. Notwithstanding any changes in the Stock Purchase Price or the number of shares issuable upon exercise of this Warrant, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Stock Purchase Price and the initial number of shares issuable upon exercise of this Warrant. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares of Common Stock purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing all the shares to which the Holder is entitled after such adjustments.

        19. SEVERABILITY. The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

        20. ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation or arbitration.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ____ day of June, 2000.

                                             FVC.COM, INC.
                                             a Delaware corporation



                                             By:
                                                --------------------------------

                                             Title:  Chief Financial Officer



ATTEST:


-----------------------------------
Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                                                   Date: _________________, 2000

FVC.COM, INC.
3393 OCTAVIUS DRIVE, SUITE 102
SANTA CLARA, CA 95054

Attn:  President

Ladies and Gentlemen:

        The undersigned hereby elects to exercise the warrant issued to it by FVC.COM, Inc. (the "COMPANY") and dated June 8, 2000, Warrant No. CSW-7 (the "WARRANT") and to purchase thereunder __________________________________ shares of the Common Stock of the Company (the "SHARES") at a purchase price of ___________________________________________ Dollars ($__________) per Share or
an aggregate purchase price of __________________________________ Dollars
($__________) (the "PURCHASE PRICE").

        Pursuant to the terms of the Warrant the undersigned has delivered the Stock Purchase Price herewith in full in cash or by certified check or wire transfer.

                                             Very truly yours,


                                             -----------------------------------

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                         CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 FVC.COM, INC.


        FVC.COM, Inc. (hereinafter called the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        1. The name of the Corporation is FVC.COM, Inc.

        2. The certificate of incorporation of the Corporation authorizes the issuance of 5,000,000 shares of Preferred Stock, $.001 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

        3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a "Series A Convertible" series of Preferred Stock:

        RESOLVED, that one series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

        1. Designation and Amount. There is hereby designated a series of shares of Preferred Stock consisting of 27,437 shares designated "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK").

        2. Dividends.

               (a) The Series A Preferred Stock shall not be entitled to receive dividends unless and until the Board of Directors declares a dividend in respect of the Common Stock out of legally available funds therefor; provided, however, that no dividends shall be declared or paid upon the Common Stock (other than dividends payable upon the Common Stock solely in additional shares of Common Stock, provided that an appropriate adjustment in the Conversion Price is made under Section 6(a) hereof) or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "JUNIOR STOCK") unless (i) after the payment of the dividend on the Common Stock and Junior Stock (and the simultaneous dividend on the Series A Preferred Stock) the Corporation's net worth exceeds the aggregate liquidation preference of the Series A Preferred Stock, provided that this clause (i) shall not apply if the dividend is approved by the holders of a majority of the outstanding shares of Series A Preferred Stock and (ii) there shall be a simultaneous declaration or payment, as applicable, of a dividend upon the Series A Preferred Stock.

               (b) In the case of any dividend being declared upon the Common Stock, the dividend which shall be declared upon each share of Series A Preferred Stock as a condition to such dividend upon the Common Stock shall be equal in amount to the dividend payable upon that number of shares of Common Stock acquirable upon conversion of a share of Series A Preferred Stock immediately before the declaration of such dividend, with such conversion being based on the then applicable Conversion Price determined in accordance with
Section 6 as of the record date for the declaration of such dividend on the Common Stock.

               (c) In the case of any dividend being declared upon any class of Junior Stock that is convertible into Common Stock, the amount of the dividend which shall be declared upon each share of Series A Preferred Stock as a condition to such dividend on Junior Stock, divided by the number of shares of Common Stock acquirable upon conversion of a share of Series A Preferred Stock, shall equal the amount of the dividend declared upon each share of such class of Junior Stock, divided by the number of shares of Common Stock acquirable upon conversion of a share of such class of Junior Stock, in each case assuming such conversion occurred immediately before the declaration of such dividend.

               (d) No dividend shall be declared or paid upon any class of Junior Stock (other than Common Stock) that is not convertible into Common Stock without the consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock.

               (e) Holders of shares of Series A Preferred Stock shall be entitled to share equally (on an as converted basis) in all such dividends declared upon the Series A Preferred Stock.

        3.     Liquidation, Dissolution or Winding Up.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock that is senior to the Series A Preferred Stock being referred to hereinafter as "SENIOR Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock or other Junior Stock, an amount equal to the sum of (i) $1,000 per share (the "LIQUIDATION PREFERENCE") (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), and (ii) the amount of all declared but unpaid dividends on the Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of any other Senior

Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series A Preferred Stock being referred to as "PARITY STOCK"), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Except as set forth in this clause (a), holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

               (b) The merger or consolidation of the Corporation with or into any other corporation or entity, or the sale or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

        4.     Voting.

               (a) Each holder of shares of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as otherwise provided in Sections 4(b) through 4(d) hereof, or as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote; provided, however, that the shares of Series A Preferred Stock shall not have any voting power with respect to the election of the directors unless and until the making of any necessary filings required by Vulcan Ventures Incorporated ("VULCAN") and the Corporation, and the expiration or termination of any applicable waiting periods under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required in connection with that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated June 8, 2000, as it may be amended from time to time, between the Corporation and Vulcan. A copy of the Stock Purchase Agreement shall be provided to any stockholder upon written request.

               (b) Unless the vote or consent of a greater number of shares shall then be required by law and so long as there is outstanding at least a majority of the Series A Preferred Stock issued at the Closing (as defined in the Stock Purchase Agreement), the consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting (if such an action is at such time permitted under the Corporation's Certificate of Incorporation) or at a special or annual meeting of stockholders called for such purpose, shall be necessary to (i) amend, modify or repeal any provision of the Certificate of Incorporation (including any provision of the Certificate of Designation of Series A Convertible Preferred Stock) or Bylaws of the Corporation in any manner (including by merger, consolidation, operation of law or otherwise) which would adversely affect the powers, preferences or special rights of the Series A Preferred Stock; provided, however, that the holders of Series A Preferred Stock shall not be entitled to vote as a class on any merger or consolidation that constitutes a Change in Control (as defined in Section 6(i)(2) below) or any merger or consolidation that does not constitute a Change in Control if the Certificate of Incorporation is not amended in such merger or consolidation and the Series A Preferred Stock is not converted in such merger or consolidation, it being understood that the holders of Series A Preferred Stock will be entitled to vote as a separate class pursuant to this clause (i) in any merger or consolidation in which Series A Preferred Stock is converted that is not a Change in Control, or (ii) authorize or create any shares of any class or series of Senior Stock or Parity Stock of the Corporation or reclassify any authorized stock of the Corporation into any such Senior Stock or Parity Stock, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of any such Senior Stock or Parity Stock. The authorization or creation of any shares of any class or series of Junior Stock of the Corporation or the reclassification of any authorized stock of the Corporation into any such Junior Stock, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase shares of any such Junior Stock shall be deemed not to adversely affect the powers, preferences or special rights of the Series A Preferred Stock.

               (c) Unless the vote or consent of the holders of a greater number of shares shall then be required by law and so long as there is outstanding at least a majority of the Series A Preferred Stock issued at the Closing, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a separate class, in person or proxy, either in writing without a meeting (if such an action is at such time permitted under the Corporation's Certificate of Incorporation) or at a special or annual meeting of stockholders called for such purpose, shall be necessary to authorize or effect (i) a liquidation, winding up or dissolution of the Corporation or adoption of any plan of the same; (ii) the commencement by the Corporation of a voluntary case or proceeding under applicable bankruptcy laws or any other insolvency, receivership, reorganization, moratorium or similar laws providing relief to debtors; and (iii) any redemption or repurchase or other acquisition by the Corporation or subsidiary of the Corporation of any Junior Stock or Parity Stock or any securities convertible into Junior Stock or Parity Stock, other than the repurchase of shares in connection with the termination of employees, consultants, directors or advisors of the Corporation pursuant to rights under written agreements.

               (d) In addition to the voting rights set forth above, after the Closing, and so long as Vulcan together with any Affiliate (as defined in Section 9.4 of the Stock Purchase Agreement), owns not less than 50% of the Series A Preferred Stock issued in the Closing, the holders of the shares of Series A Preferred Stock, voting as a single class, shall be entitled to nominate and elect one (1) director to serve on the Board of Directors at any annual meeting of stockholders or any special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock as hereinafter specified to serve until the next annual meeting and until such director's successor is elected and qualified; provided, however, that the shares of Series A Preferred Stock shall not have any voting power with respect to the election of the directors unless and until the making of any necessary filings by Vulcan and the Corporation required by, and the expiration or termination of any applicable waiting periods under, the HSR Act required in connection with the Stock Purchase Agreement.

               As used herein "SERIES A PREFERRED DIRECTOR" shall mean the director of the Corporation elected as a matter of right by the holders of the Series A Preferred Stock pursuant to Section 4(d) above. Nothing in this Section shall be deemed to constitute an admission that the Series A Preferred Director is not an "independent director" for purposes of the rules of The Nasdaq Stock Market.

               At any time a vote of the holders of the Series A Preferred Stock shall be necessary pursuant to this Section, a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of the Series A Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of the Series A Preferred Stock, for the purpose of electing the director which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of such written request upon the Secretary of the Corporation, or personal service of said written request upon the Secretary of the Corporation at its principal executive offices, the holders of at least twenty-five percent (25%) of the outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the persons so designated upon the notice required for the annual meeting of stockholders of the Corporation. Any holder of the Series A Preferred Stock so designated shall have, and the Corporation shall provide access to the lists of stockholders to be called pursuant to the provisions hereof.

        5.     Conversion Rights.

               (a) Exercise of Conversion Rights. Subject to compliance with the HSR Act, each holder of Series A Preferred Stock shall have the right, at its option, at any time, to convert, subject to the terms and provisions of this
Section 5, all or any portion of its Series A Preferred Stock then outstanding into such number of fully paid and non-assessable shares of Common Stock as results from dividing (i) the sum of (A) the aggregate Liquidation Preference of all shares of Series A Preferred Stock to be converted plus (B) any declared but unpaid dividends on such shares, by (ii) the applicable Conversion Price (as defined in Section 6 below) on the Conversion Date (as defined below). Such conversion shall be deemed to have been made at the close of business on the date that the certificate or certificates for shares of Series A Preferred Stock shall have been surrendered for conversion and written notice shall have been received as provided in Section 5(b) (the "CONVERSION DATE"), so that the person or persons entitled to receive the shares of Common Stock upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. Upon conversion of any shares of Series A Preferred Stock pursuant to this
Section 5, the rights of the holder of such shares upon the Conversion Date shall be the rights of a holder of Common Stock only, and each such holder shall not have any rights in its former capacity as a holder of shares of Series A Preferred Stock.

               (b) Notice to the Corporation. In order to convert all or any portion of its outstanding Series A Preferred Stock into shares of Common Stock, the holder of such Series A Preferred Stock shall deliver the shares of Series A Preferred Stock to be converted to the Corporation at its principal office, together with written notice that it elects to convert those shares of Series A Preferred Stock into shares of Common Stock in accordance with the provisions of this Section 5. Such notice shall specify the number of shares of Series A Preferred Stock to be converted and the name or names in which the holder wishes the certificates for shares of Common Stock to be registered, together with the address or addresses of the person or persons so named, and, if so required by the Corporation, shall be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation, duly executed by the registered holder of the shares of Series A Preferred Stock to be converted or by its attorney duly authorized in writing.

               (c) Delivery of Certificate. As promptly as practicable after the surrender as hereinabove provided of shares of Series A Preferred Stock for conversion into shares of Common Stock, the Corporation shall deliver or cause to be delivered to the holder, or the holder's designees, certificates representing the number of fully paid and non-assessable shares of Common Stock into which the shares of Series A Preferred Stock are entitled to be converted, together with a cash adjustment in respect of any fraction of a share to which the holder shall be entitled as provided in Section 5(d), and, if less than the entire number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered is to be converted, a new certificate for the number of shares of Series A Preferred Stock not so converted. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not close its Common Stock transfer books. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder for any tax in respect of the issuance of such certificates (other than any transfer, withholding or other tax if the shares of Common Stock are to be registered in a name different from that of the registered holder of Series A Preferred Stock).

               (d) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of any shares of Series A Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock as of the Conversion Date. The "MARKET PRICE" of a share of Common Stock on or with respect to any day shall mean (i) the closing sales price on the immediately preceding trading day of a share of Common Stock on the principal national securities exchange or automated quotation system on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or automated quotation system, the average of the last reported bid and asked prices on such immediately preceding trading day in the over-the-counter market as furnished by the National Association of Securities Dealers, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected in good faith by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected in good faith by the Company, or (ii) if the shares of Common Stock are not then traded on any such exchange or system, the amount determined in good faith by the Board to represent the fair value of a share of Common Stock.

               (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series A Preferred Stock in accordance with the provisions of this
Section 5.

               (f) Registration. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation shall, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

               (g) Shares Validly Issued and Non-Assessable. All shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock shall upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

               (h) Retirement of Shares. Any shares of Series A Preferred Stock converted pursuant to the provisions of this Section 5 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board.

               (i)    Automatic Conversion.

                      (1) Transfer of Shares. In the event that a holder of shares of Series A Preferred Stock desires to transfer some or all of such shares other than to an Affiliate, each share of Series A Preferred Stock so transferred shall automatically convert into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 6 hereof automatically and without further action, immediately upon the transfer of such shares; provided that the mortgage, pledge or other encumbrance of shares of the Series A Preferred Stock by a holder thereof to one or more banks, insurance companies or other financial institutions (each, a "LENDER") shall not trigger the conversion of such shares until such Lender forecloses on such shares, if ever.

                      (2) Change in Control. In the event of a Change in Control (as defined below) of the Corporation, then each share of Series A Preferred Stock shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 6 hereof automatically and without further action, immediately prior to the Change in Control. For purposes of this Certificate of Designation, "Change in Control" means the merger or consolidation (including a reverse merger) of the Corporation unless immediately following such merger or consolidation, the owners of the outstanding capital stock of the Corporation immediately prior to such merger or consolidation would own at least fifty percent (50%) of the combined power to vote in the election of directors of the surviving corporation or the owner of such surviving corporation.

                      (3) Mechanics of Conversion. Upon the occurrence of the events specified in Sections (1) or (2) above, the outstanding shares of Series A Preferred Stock shall automatically convert without any further action by the holders of such shares or the Corporation whether the certificates evidencing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of the event set forth in Section (1) above, the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his, her or its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock were so converted and cash as provided in Section 5(d) above in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

        6. Conversion Price. As used herein, the "CONVERSION PRICE" for the Series A Preferred Stock shall initially be $8.00 per share of Common Stock, subject to adjustment as set forth below. The Conversion Price shall be subject to adjustment from time to time as follows:

               (a) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such shares of Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

               (b) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) of assets, or (iv) of rights or warrants, in each such case all holders of shares of its Series A Preferred Stock shall receive a distribution (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) of assets, or (iv) of rights or warrants, as applicable, equal in amount to the distribution which they would have received had such holders converted their shares of Series A Preferred Stock into Common Stock immediately prior to the distribution.

               (c) Consolidation, Merger, Sale, Lease or Conveyance or Reclassifications or Reorganizations. In case the Corporation shall at any time after the date of issuance of the Series A Preferred Stock consolidate with, or merge with or into, any other corporation or entity or engage in any reorganization, recapitalization, sale of all or substantially all of the Corporation's assets to any entity or any other transaction which is effected in such a manner that the holders of Common Stock or Series A Preferred Stock are entitled to receive stock, securities or assets with respect to or in exchange for the Common Stock or Series A Preferred Stock, then each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance or such reclassification, reorganization or other change be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance or such reclassification, recapitalization or other change) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance or such reclassification, recapitalization or other change; and if the applicable event does not constitute a Change in Control, the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

               (d) Adjustments of Conversion Price for Certain Diluting Issues.

                      (1) Special Definitions. For purposes of this Section 6(d), the following definitions apply:

                             (i) "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                             (ii) "Original Issue Date" shall mean the date on
which a share of Series A Preferred Stock was first issued.

                             (iii) "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                             (iv) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 6(d)(3) deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock:

                                     (A) issued or issuable to officers,
        directors, employees or advisors of, or consultants or independent contractors to, the Corporation, pursuant to options, warrants or other Common Stock purchase rights granted in accordance with plans or other arrangements approved by the Board of Directors of the Corporation and, as required by law, the Corporation's stockholders;

                                     (B) issued in connection with any merger,
        consolidation or similar transaction, or any acquisition of assets or a business, in accordance with agreements or other arrangements approved by the Board of Directors of the Corporation;

                                     (C) issued or issuable upon conversion of
        shares of Series A Preferred Stock;

                                     (D) issued or issuable as a dividend or
        distribution on the Series A Preferred Stock; or

                                     (E) for which adjustment of the Conversion
        Price for the Series A Preferred Stock is made pursuant to Section 6(a) or for which a distribution with respect to the Series A Preferred Stock is made pursuant to Section 6(b);

                                     (F) issued pursuant to any equipment
        leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors of the Corporation not to exceed 100,000 shares of Common Stock in the aggregate;

                                     (G) issued or issuable pursuant to Options
        outstanding as of the Original Issuance Date; or

                                     (H) issued upon exercise of that certain
        warrant issued to Vulcan pursuant to the Stock Purchase Agreement.

                      (2) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock.

                      (3) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance of Options or Convertible Securities; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(d)(5) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issuance of Options or Convertible Securities, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                             (i) no further adjustments in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                             (ii) if such Options or Convertible Securities by
their terms provided, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of Series A Preferred Stock;

                             (iii) Upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                     (A) in the case of Convertible Securities
        or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                     (B) in the case of Options for Convertible
        Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 6(d)(5)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                             (iv) no readjustment pursuant to Sections
6(d)(2)(ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                             (v) in the case of any Options which expire by
their terms not more than sixty (60) days after the date of issue thereof, no adjustment of the Conversion Price shall be made, except as to shares of Series A Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 6(d)(3)(iii) above; and

                             (vi) if any such record date shall have been fixed
and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any, of such Options or Convertible Securities.

                      (4) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(3)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Convertible Securities or outstanding Options solely as a result of the adjustment of the Conversion Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment. For the purposes of the foregoing, outstanding Options shall be deemed to include (without duplication) any Options issued to directors, officers, employees or advisors of, or consultants to, the Corporation in accordance with plans or other arrangements approved by the Board of Directors of the Corporation.

                      (5) Determination of Consideration. For purposes of this
Section 6(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                             (i) Cash and Property. Such consideration shall:

                                     (A) insofar as it consists of cash, be
        computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                     (B) insofar as it consists of services,
        goods or other property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                                     (C) in the event Additional Shares of
        Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both cash and services, goods or other property other than cash, be in the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

                             (ii) Options and Convertible Securities. The
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(3) relating to Options and Convertible Securities, shall be determined by dividing

                                     (A) the total amount, if any, received or
        receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the maximum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                     (B) the maximum number of shares of Common
        Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (e) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in subsections (a), (b), (c) and (d) of this Section 6, the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action.

               (f) Statement Regarding Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such statement shall be signed by the Corporation's Chief Financial Officer.

               (g) Treasury Stock. For the purposes of this Section 6, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

               (h) Stockholder Approval. Notwithstanding any other provision in this Section 6 to the contrary, no adjustment (other than as set forth in this Section 6(h)) shall be made in the Conversion Price prior to the receipt by the Corporation of any requisite stockholder approval required by the rules of the National Association of Securities Dealers, Inc., if such rules are applicable to such adjustment. If such rules are applicable, (i) the Conversion Price shall immediately be adjusted to the maximum extent as would not require stockholder approval under such rules and (ii) the Corporation shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Conversion Price adjustment.

        7. Good Faith. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the shares of Series A Preferred Stock against impairment of any kind.

        8. No Redemption Rights. The Series A Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series A Preferred Stock.

        FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Convertible issue of Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Chief Financial Officer, this ____ day of June, 2000. The signature below shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the act and deed of the Corporation and that the facts stated herein are true.



                                             -----------------------------------
                                             Truman Cole
                                             Chief Financial Officer

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into this 8th day of June, 2000, by and among FVC.COM, INC., a Delaware corporation (the "COMPANY"), and VULCAN VENTURES INCORPORATED, a Washington corporation ("VULCAN").

        A. Concurrently with the execution of this Agreement, Vulcan is purchasing 27,437 shares of the Company's Series A Convertible Preferred Stock, $.001 par value (the "SERIES A PREFERRED STOCK"), convertible into shares of the Company's Common Stock, $.001 par value (the "COMMON STOCK"), pursuant to that certain Stock Purchase Agreement dated June 8, 2000, between the Company and Vulcan (the "STOCK PURCHASE AGREEMENT"). Pursuant to the Stock Purchase Agreement, the Company is also issuing to Vulcan a warrant (the "VULCAN WARRANT") to purchase additional shares of the Company's Common Stock. Capitalized terms used herein but not defined shall have the meanings set forth for such terms in the Stock Purchase Agreement.

        B. The parties hereto desire to set forth the respective rights of the Company and Vulcan with respect to the registration of the shares of the Company's Common Stock that Vulcan may acquire.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the parties hereto agree as follows:

        1.     Definitions.

               1.1 As used in this Agreement, the following capitalized terms shall have the following meanings:

               AFFILIATE: A Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Vulcan; provided that such control relationship involves direct or indirect ownership of at least a majority of the outstanding voting interests of the applicable Person. Without limiting the generality of the foregoing, it is understood that any entity that is majority owned (directly or indirectly) by a Person that directly or indirectly owns a majority of the outstanding voting interests of Vulcan shall be an Affiliate of Vulcan.

               EXCHANGE ACT: The Securities Exchange Act of 1934, as amended from time to time.

               FORM S-3 means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               HOLDERS: Vulcan, all of its Affiliates (including without limitation Paul G. Allen), any Person to which Registrable Securities are transferred by Vulcan and its Affiliates for purposes of Paul G. Allen's estate planning, and any Person to whom

Registrable Securities are transferred by Vulcan and its Affiliates that has registration rights pursuant to Section 10 below.

               MAJORITY HOLDERS: Holders of a majority of the Registrable Securities held by all Holders at the time of any request for registration pursuant to Section 2.1(a).

               PERSON: An individual, corporation, partnership, limited liability company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

               PROSPECTUS: The definitive prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               REGISTRABLE SECURITIES: Those shares of Common Stock now or hereafter owned of record or beneficially by the Holders (including, without limitation, any shares of Common Stock acquired by the Holders upon conversion of the Series A Preferred Stock or upon exercise of the Vulcan Warrant) plus any shares received with respect to or in replacement of such shares by reason of splits, dividends and recapitalizations and other changes in the Company's capital structure, but excluding any shares which may be then immediately sold to the public without registration pursuant to Rule 144 under the Securities Act.

               REGISTRATION EXPENSES:  See Section 6 hereof.

               REGISTRATION STATEMENT: Any registration statement of the Company filed under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               SEC: The Securities and Exchange Commission.

               SECURITIES ACT: The Securities Act of 1933, as amended from time to time.

               SELLING HOLDERS: Holders of Registrable Securities who seek to sell such securities under any Registration Statement.

        2.     Registration Rights.

               2.1    Registration Upon Request.

                      (a) At any time beginning on the later of the date that is 180 days after the date hereof, the Majority Holders may request by written notice (a "DEMAND NOTICE") to the Company that the Company effect the registration under the Securities Act of a number of Registrable Securities at least equal to 5% of the shares of the Common Stock then outstanding, stating the intended method of disposition of such shares. The registration rights contemplated by this Section 2.1 may be exercised only three
(3) times by the Majority Holders during the term of this Agreement; provided, however, the request for registration shall not be deemed made if either (i) the Registration Statement does not become effective under the Securities Act (including without limitation if the Selling Holders withdraw the Registration Statement, provided in case of such withdrawal the request for registration will be deemed made by the Majority Holders unless the Selling Holders reimburse the Company for its reasonable expenses in connection with such Registration Statement) or a stop order, injunction or other order interferes or prevents the contemplated method of distribution or (ii) the number of Registrable Securities requested to be included in the registration is reduced by 15% or more pursuant to Section 2.1(c); and provided further that such a demand may not be exercised more than once in any twelve-month period (subject to the same exception set forth in the previous proviso). Within five (5) business days after receipt of a Demand Notice, the Company shall notify all other Holders and offer to them the opportunity to include their Registrable Securities in such registration.

                      (b) Upon receipt of such request, the Company shall, as soon as practicable, prepare and file a Registration Statement with the SEC on an appropriate form under the Securities Act with respect to all of the Registrable Securities that Holders of such securities have requested that the Company register, and use its commercially reasonable efforts to cause such Registration Statement to become effective.

                      (c) In connection with any Registration Statement filed in response to such request, the Company, at its option, may include a primary offering of additional shares of Common Stock and/or may include shares to be sold by other stockholders of the Company; provided, however, that if the managing underwriter of such offering reasonably determines in good faith and delivers to the Selling Holders a written opinion that the number of shares otherwise to be included in the Registration Statement is such that the success of the underwritten offering would be materially and adversely affected and, accordingly, the total number of shares to be included in the Registration Statement is reduced to the amount recommended by such underwriter, then (i) unless the Registration Statement includes all of the Registrable Securities designated for sale by all Selling Holders participating in the demand registration pursuant to Section 2.1(a), the Registration Statement shall not include any shares to be offered by the Company or sold by other stockholders (including other Holders exercising incidental registration rights pursuant to Section 2.2), and (ii) if the Registration Statement does not include all of the Registrable Securities designated for sale by such Selling Holders, the number of Registrable Securities included in the Registration Statement shall be allocated among such Selling Holders pro rata (based on the number of Registrable Securities held by each).

                      (d) Notwithstanding the foregoing, upon delivery of written notice (deliverable no later than 10 days after delivery of the Demand Notice) to the person(s) who delivered the Demand Notice, the Company shall be entitled to postpone filing of the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, for a reasonable period of time (not to exceed the shorter of 90 days or the Company's termination of consideration of a Company Offering (as defined below) or completion of any Transaction (as defined below), as the case may be) if (i) the Company is contemplating filing a registration statement in connection with the offering of its securities (a "COMPANY OFFERING") within 90 days of delivery of the Demand Notice, or (ii) the Company determines in good faith that a registration pursuant to the Demand Notice might interfere with or adversely affect the negotiations or completion of any transaction that is being contemplated by the Company at the time the right to delay is exercised (a "TRANSACTION"); provided, however, that such deferral may not be utilized more than once in any twelve
(12) month period.

               2.2    Incidental Registration.

                      (a) If at any time after the date hereof the Company proposes to register any shares of Common Stock under the Securities Act (except pursuant to a registration statement (i) on Form S-8, Form S-4 or comparable forms, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the Securities Act), or if any other stockholder is being afforded an opportunity to register shares of Common Stock (including pursuant to Section 2.1(a)), the Company will at each such time give written notice to the Holders (other than Holders participating in a demand registration pursuant to Section 2.1(a)) as provided in Section 11.4 hereof of its intention to do so. Within twenty (20) days after receipt of such notice, such Holders may request that the Company register all or part of the Registrable Securities, stating in such request the intended method of distribution of such securities (the "DESIGNATED SECURITIES"). Upon receipt of such request, the Company shall use its commercially reasonable efforts to effect the registration of the Designated Securities by including the Designated Securities in such Registration Statement.

                      (b) In the event that securities of the same class as the Registrable Securities are being registered by the Company in such Registration Statement and such securities as well as any of the Designated Securities are to be distributed in an underwritten offering, such Designated Securities shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering; provided, however, that if the managing underwriter of such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the Designated Securities would materially and adversely affect the success of the underwritten offering, then the number of Designated Securities to be included in the Registration Statement shall be reduced to the amount recommended in good faith by and set forth in the opinion of such managing underwriter; provided, further, that as to the Selling Holders exercising incidental registration rights pursuant to this Section 2.2, such reduction shall be pro rata (based on the number of shares held by each) with respect to the Designated Securities with other Persons holding contractual incidental or "piggy-back" registration rights in such underwritten offering.

                      (c) No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect registrations at the request of the Holders under Section 2.1.

               2.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on

Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, use all commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.3:

               (i) If the Company is not qualified as a registrant entitled to use Form S-3;

               (ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000;

               (iii) For the reasons, and under the circumstances described, in
Section 2.1(d), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that such deferral may not be utilized more than once in any twelve (12) month period;

               (iv) If the Company has, within the six (6) month period preceding the date of such request, previously effected a registration pursuant to Section 2.1 or on Form S-3 pursuant to this Section 2.3; or

               (v) Within 180 days after the effective date of any registration statement filed by the Company in connection with a registered public offering of the Company's securities solely for cash, other than a registration (i) on Form S-8, S-4 or comparable forms, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the Securities Act.

        3.     Hold-Back Agreements.

               3.1 Restrictions on Public Sale by Holders. Each Selling Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2 hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement during a period, not to exceed 90 days, beginning on the closing date of each underwritten offering made pursuant to such

Registration Statement, to the extent timely notified in writing by the managing underwriters.

               3.2 Restrictions on Public Sale by the Company and Others. The Company agrees not to effect any public sale or distribution of its Common Stock, during a period, not to exceed 45 days, beginning on the closing date of an underwritten offering made pursuant to a Registration Statement filed under
Section 2 hereof to the extent timely notified in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

        4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

               4.1 Preparation of Registration Statement. Prepare and file with the SEC, within the time periods specified in Section 2, a Registration Statement on such form as may be appropriate under the Securities Act, and use its best efforts to cause such Registration Statement to become effective.

               4.2 Maintaining Effectiveness. Promptly prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of not more than 180 days (or, in the case of an underwritten offering, no more than five (5) business days), or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold.

               4.3 Notification. Immediately notify the Selling Holders and the managing underwriters, if any, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus, or any document incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

               4.4 Stop Orders. Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of any Registrable Securities for sale in any jurisdiction at the earliest possible moment.

               4.5 Consultation with Holders. Prior to the filing of any Registration Statement or amendment thereto, provide copies of such document to the Selling Holders and to the managing underwriters, if any, make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Selling Holders prior to the filing thereof as such Selling Holders, counsel for such Selling Holders, or underwriters may reasonably request.

               4.6 Copies of Registration Statements. Furnish to each Selling Holder and each managing underwriter, if any, without charge, at least one originally executed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

               4.7 Prospectuses. Deliver to each Selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (and each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request so long as the Registration Statement to which such Prospectus or any amendment or supplement thereto relates is effective.

               4.8 Blue Sky Laws. Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

               4.9 Amendments Upon Changes. Upon the occurrence of any event contemplated by Sections 4.3(ii), (iii) or (iv) or 4.4 above, prepare, as promptly as practicable, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

               4.10 Underwriting Agreements. Enter into such customary agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

               4.11 Compliance with Laws; Section 11(a). Otherwise use its best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the SEC), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of each 12-month period (or within 90 days after the end of a fiscal year).

               4.12 Opinions. At the request of any Selling Holder, use its commercially reasonable efforts to furnish on the date that the Registrable Securities are delivered to that Holder and any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to any Selling Holders' underwriter and to the Selling Holders.

        5.     Selling Holders' Obligations.

               5.1 Provision of Information. The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities by, and such other information relevant to, the Selling Holder for inclusion in such Registration Statement, as the Company may from time to time reasonably request in writing.

               5.2 Discontinued Use of Prospectus. Each Holder of Registrable Securities agrees by execution of this Agreement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in clauses (ii), (iii) or (iv) of Section 4.3 or Section 4.4 hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.9 hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 4.9 hereof or the Advice.

               5.3 Underwriting Agreement. Each Selling Holder participating in an underwritten offering pursuant to Section 2.1 or 2.2 will enter into a customary underwriting agreement on terms reasonably satisfactory to the managing underwriter.

        6. Registration Expenses. The Company shall bear all expenses other than Selling Holder Expenses (defined below) incurred in connection with any Registration Statement, including without limitation all registration and filing fees, fees with respect to any filings required to be made with the National Association of Securities Dealers, listing fees relative to any stock exchange or national market system, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and expenses of counsel for the underwriters in connection therewith), printing expenses, fees and disbursements of counsel for the Company, and fees and disbursements of all independent public accountants of the Company. Each Selling Holder shall bear his or its pro rata share of any Selling Holder Expenses. "SELLING HOLDER EXPENSES" shall consist of and be limited to (i) the Selling Holder's legal costs, including the fees and expenses of any counsel selected by the Selling Holder to represent him or it, and (ii) the proportionate share of brokerage or underwriting commissions attributable to the Selling Holder's shares.

        7. Indemnification.

               7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (a "CONTROLLING PERSON"), and each officer, director, employee and agent of such Holder and each controlling person and each underwriter or selling agent (the "INDEMNIFIED PARTIES") from and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the Company has demonstrated that the same are caused by or contained in any information furnished to the Company by such Holder, expressly for use therein, or (ii) the Company has advised such Holders' Representative in writing of a Section 4.3(iv) event and the Holder has sold Registrable Securities notwithstanding receipt of such notice prior to receipt of a supplement or amended Prospectus pursuant to Section 4.9 herein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. The indemnity provided herein shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of Registrable Securities by the Selling Holder.

               7.2 Indemnification by Holders. In connection with the Registration Statements hereunder, each Selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each director, officer, employee and agent of each such Person from and against any losses, claims, damages, liabilities and expenses caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the Company has demonstrated that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event, however, shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of underwriters' discounts and commissions) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be obligated to give to, and shall be entitled to receive from, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution customary indemnities.

               7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume within a reasonable period of time the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or such Person may have separate or additional defenses (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one principal and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

               7.4 Contribution. If the indemnification provided for in Sections
7.1 or 7.2 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand from the offering of all of the securities sold in the offering, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders' obligations to contribute pursuant to this Section 7.4 are several in proportion to the proceeds of the offering received by each Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

        8. Selection of Underwriters. In connection with any request for registration under Section 2.1 hereof, the Company shall be entitled to select the managing underwriter if it is also registering shares on its own behalf. The Selling Holders, however, shall be entitled to select the co-managing underwriter. If the Registration Statement covers only shares being sold by the Selling Holders, then the Selling Holders shall be entitled to select the managing underwriter, subject to approval by the Company, which approval shall not be unreasonably withheld. In connection with any registration under Section 2.2, the Selling Holders shall have no right to select underwriters.

        9. Rule 144 The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as may be reasonably and customarily requested by any Holder of Registrable Securities, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Company also agrees that it will take commercially reasonable efforts to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC or any state securities authorities which permits the selling of any such securities without registration or pursuant to such form.

        10. Transfer of Registration Rights. The registration rights granted pursuant to this Agreement shall be available to a transferee of any Registrable Securities if (i) the transferring Holder gives the Company written notice of such transfer, identifying the name and address of the transferee and the securities involved; (ii) the transferee agrees in writing to be bound by the provisions of this Agreement; and (iii) (A) the transferee is a Vulcan Affiliate, (B) as a result of such transfer, the transferee holds at least 250,000 shares of Common Stock (assuming conversion into or exercise for Common Stock, at the conversion rate or exercise price then in effect, if the transfer is of Series A Preferred Stock or the Vulcan Warrant (in whole or in part), as applicable) or (C) such transferee is a bank, insurance company or other financial institution or any assignee of the same that has received shares of Common Stock as a result of its foreclosure on any shares of Series A Preferred Stock or Common Stock, that were pledged, mortgaged or otherwise encumbered by Holder for financing purposes.

        11. Miscellaneous.

               11.1 Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

               11.2 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or limits or impairs the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

               11.3 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

               11.4 Notices. All notices or other communications hereunder shall be in writing and shall be given by (i) personal delivery, (ii) courier or other delivery service which obtains a receipt evidencing delivery, (iii) registered or certified mail (postage prepaid and return receipt requested), or (iv) facsimile or similar electronic device, to such address as may be designated from time to time by the relevant party, and which shall initially be: (i) in the case of the Company, 3393 Octavius Drive, Suite 102, Santa Clara, CA 95054,
Attention: Chief Financial Officer, facsimile (408) 748-2241, with a copy to Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121,
Attention: Julie M. Robinson, Esq.; and (ii) in the case of Vulcan, 110 110th Avenue N.E., Suite 550, Bellevue, Washington 98004, attention: William D. Savoy, facsimile (425) 453-1985, with a copy to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067, Attn: Alvin G. Segel, Esq., facsimile
(310) 203-7199. All notices and other communications shall be deemed to have been given (i) if delivered by the United States mail, three business days after mailing (five business days if delivered to an address outside of the United

States), (ii) if delivered by a courier or other delivery service, one business day after dispatch (two business days if delivered to an address outside of the United States), and (iii) if personally delivered or sent by facsimile or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by facsimile or similar electronic device, shall be the time and date indicated on the transmission confirmation receipt). No objection may be made by a party to the manner of delivery of any notice actually received in writing by an authorized agent of such party.

               11.5 Complete Agreement; Modifications. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may be amended, altered or modified only by a writing signed by the Company, the Majority Holders.

               11.6 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

               11.7 Governing Law. All questions with respect to the Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of Delaware, regardless of the choice of laws provisions of Delaware or any other jurisdiction.

               11.8 Attorneys' Fees. Should any litigation be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

               11.9 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

               11.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               11.11 Gender. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine.

               11.12 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



               [Remainder of this page intentionally left blank.]

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

                                            FVC.COM, INC.


                                            By:
                                               ---------------------------------
                                                  Truman Cole
                                                  Chief Financial Officer


                                            VULCAN VENTURES INCORPORATED


                                            By:
                                               ---------------------------------
                                                  William D. Savoy
                                                  President

                                    EXHIBIT D

                     FORM OF OPINION FROM COOLEY GODWARD LLP

                         [COOLEY GODWARD LLP LETTERHEAD]



June 8, 2000


Vulcan Ventures Incorporated
110th Avenue N.E., Suite 550
Bellevue, Washington  98004

RE:     STOCK PURCHASE AGREEMENT DATED AS OF JUNE 8, 2000

We have acted as counsel for FVC.COM, Inc., a Delaware corporation (the "COMPANY"), in connection with the issuance and sale of 27,437 shares of the Company's Series A Convertible Preferred Stock (the "SHARES") to Vulcan Ventures Incorporated, a Washington corporation (the "PURCHASER") under the Stock Purchase Agreement dated as of June 8, 2000 (the "AGREEMENT"). We are rendering this opinion pursuant to Section 2(ii) of the Agreement. Except as otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the Agreement, the Registration Rights Agreement dated as of June 8, 2000 by and between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT"), the Certificate of Designation and the warrant to purchase shares of the Company's Common Stock (the "VULCAN WARRANT") issued to the Purchaser (collectively, the "TRANSACTION DOCUMENTS"). We also have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Transaction Documents by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Transaction Documents), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We also have assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all

Vulcan Ventures Incorporated
June 8, 2000
Page Two


documents you were to receive under the Agreement; that each of the Transaction Documents is an obligation binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to any of the Transaction Documents that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We note that the parties to the Registration Rights Agreement and the Vulcan Warrant have designated the laws of the State of Delaware as the laws governing such agreements. Our opinion in paragraph 5 below as to the validity, binding effect and enforceability of the Registration Rights Agreement and the Vulcan Warrant is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of Delaware to the interpretation and enforcement of the Registration Rights Agreement and the Vulcan Warrant). This opinion is subject to, and we render no opinion as to, the limitations and exceptions applicable to the enforceability of contracts and obligations generally, including, without limitation, the following: (a) the effect of the laws of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect generally relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; (c) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity); (d) the enforceability of the indemnification provisions contained in the Registration Rights Agreement; and (e) the enforceability of any of the agreements (other than the other Transaction Documents) attached as exhibits to the Agreement or executed pursuant to covenants contained in the Agreement. In addition, we have not considered and express no opinion as to the possible outcome of any attack on the transactions contemplated by the Agreement based upon equitable considerations, as to which we have no information. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

Vulcan Ventures Incorporated
June 8, 2000
Page Three


2. Each of the Transaction Documents to which the Company is a party has been duly and validly authorized, executed and delivered by the Company.

3. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware.

4. The rights, preferences and privileges of the Series A Convertible Preferred Stock are as stated in the Certificate of Designation. The Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and, upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable. Upon issuance following exercise and payment of the exercise price of the Vulcan Warrant, the shares of Common Stock issuable upon exercise of the Vulcan Warrant (the "WARRANT SHARES") will be validly issued, fully paid and nonassessable. The issuance of the Shares and Warrant Shares, in accordance with the terms of the Certificate of Designation and the Vulcan Warrant, respectively, will not entitle the stockholders of the Company to exercise any preemptive rights or similar rights pursuant to the Company's Amended and Restated Certificate of Incorporation or Bylaws, or to our knowledge, by statute or pursuant to any agreement by which the Company is bound.

5. Each of the Transaction Documents is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. Prior to the execution and delivery of the Agreement, the Board of Directors of the Company took all action necessary to ensure that the restrictions contained in Section 203 of the Delaware General Corporation Law will not apply to Purchaser in connection with the consummation of the Closing or the other transactions contemplated by the Transaction Documents.

7. The execution and delivery of the Transaction Documents do not, and, subject to obtaining the consents set forth in Schedule 3.4 of the Agreement, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated thereby do not violate any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws, and do not violate or contravene (a) any material governmental statute, rule or regulation applicable to the transactions contemplated by the Agreement, or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have a Material Adverse Effect.

Vulcan Ventures Incorporated
June 8, 2000
Page Four


This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.


Very truly yours,


COOLEY GODWARD LLP

                                    EXHIBIT E

                    FORM OF OPINION FROM IRELL & MANELLA LLP

                       [IRELL & MANELLA LLP LETTERHEAD]




                                  June 8, 2000





FVC.COM, Inc.
3393 Octavius Drive, Suite 102
Santa Clara, California 95054

        Re: Stock Purchase Agreement, dated as of June 8, 2000, between FVC.COM, Inc. and Vulcan Ventures Incorporated (the "Agreement")

Ladies and Gentlemen:

        We have acted as legal counsel to Vulcan Ventures Incorporated, a Washington corporation (the "Purchaser"), in connection with the transactions contemplated by the Agreement, and we are rendering this opinion pursuant to the Agreement.

        For the purposes of rendering this opinion, in addition to the Agreement, we have reviewed the Registration Rights Agreement, dated as of June 8, 2000, between Purchaser and FVC.COM, Inc. (the "Company").

        For purposes of this opinion, the Agreement and the Registration Rights Agreement referred to above shall hereinafter be referred to collectively as the "Transaction Documents" and each as a "Transaction Document."

        We have reviewed such matters of fact and law and documents as we have deemed necessary or relevant as a basis for this opinion. In our review, we have assumed, without investigation, the legal capacity of all natural persons signing documents in their respective individual capacities, the genuineness of all signatures not witnessed by us, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory (other than Purchaser) and have been duly authorized and validly carried out by each such signatory. Furthermore, we have examined, relied upon and assumed to be complete and correct the representations and warranties contained in the Transaction Documents as to matters of fact (other than facts constituting conclusions of law).

FVC.COM, Inc.
June 8, 2000
Page 2


        Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

        1. Purchaser is a corporation validly existing and in good standing under the laws of the State of Washington.

        2. The Transaction Documents have been duly authorized, executed and delivered by Purchaser.

        3. Assuming due authorization, execution and delivery of the Transaction Documents by the other parties thereto, the Transaction Documents constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

        4. Neither the execution and delivery of the Transaction Documents, nor the performance by Purchaser of the Transaction Documents or the consummation of the transactions contemplated thereby, violates (i) any provision of the articles of incorporation or bylaws of Purchaser, (ii) any federal or California statute, ordinance or regulation applicable to Purchaser that, in our experience, is normally applicable to Purchaser in transactions of the nature contemplated by the Transaction Documents, or (iii) any order, writ, judgment, injunction, decree, determination or award which has been entered against Purchaser and of which we are aware.

        The opinions expressed above are subject to and limited by the limitations and exceptions applicable to the enforceability of contracts and obligations generally, including, but not limited to, the following:

        (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally;

        (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

        (c) the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

FVC.COM, Inc.
June 8, 2000
Page 3


        (d) the effect of (i) any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof, or (ii) federal or state antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

        (e) we express no opinion as to the effect on rights to indemnification and contribution to the extent such rights may be limited by federal or state securities laws or public policy relating thereto.

        For the purposes of our opinion expressed in paragraph 1 above, we have relied solely upon a good standing certificate issued by the Secretary of State of the State of Washington.

        In addition, for purposes of our opinion expressed in paragraph 3 above as it applies to the various restrictive covenants in the Agreement applicable to Purchaser during the period from the closing to the Standstill Expiration Date, we have assumed that the directors of the Company properly exercised their fiduciary duties in requesting such restrictive covenants and will properly exercise their fiduciary duties in enforcing them.

        Our opinions expressed herein are limited to the laws of the State of California, the federal law of the United States and the Delaware General Corporation Law, in each case to the extent not specifically excluded herein and as in effect on the date hereof, and we do not express herein any opinion as to any other laws. In this regard, we note that the Registration Rights Agreement purports to be governed by the laws of the State of Delaware. For purposes of this opinion, we have assumed, without investigation, that the governing law of the Transaction Documents (except as to those portions of the Transaction Documents as to which the Delaware General Corporation Law would be applicable) is in all material respects identical to the laws of the State of California although the results might differ from those that would be obtained by applying Delaware law or the law of any jurisdiction other than California, and we express no opinion as to the similarity of Delaware and California law or the law of any other jurisdiction. No opinion is expressed as to whether a court would recognize and enforce the provisions of the Transaction Documents and such other agreements and instruments providing that the laws of a particular state shall govern.

        This opinion is solely for your benefit pursuant to the Agreement and is not to be made available to or relied upon by any other person or entity or by you for any other purpose or in any other context without our express prior written consent.


                                             Very truly yours,



                                             IRELL & MANELLA LLP